                              C E R T I F I C A T E


     The undersigned hereby certifies that he is the Secretary of Dean Witter U.S. Government Securities Trust (the "Trust"), an unincorporated business trust organized under the laws of the Commonwealth of Massachusetts, that annexed hereto is an Amendment to the Declaration of Trust of the Trust adopted by the written consent of a majority of the Trustees of the Trust on April 16, 1984, as provided in Section 9.3 of the said Declaration, said Amendment to take effect immediately, and I do hereby further certify that such Amendment has not been amended and is on the date hereof in full force and effect.

     Dated this 16th day of April, 1984.


                              /s/ Sheldon Curtis
                              ----------------------------------
                              Sheldon Curtis
                              Secretary




(SEAL)

                                A M E N D M E N T

Dated:  April 16, 1984

To Be Effective:  April 16, 1984

                                       TO

                  DEAN WITTER U.S. GOVERNMENT SECURITIES TRUST

                              DECLARATION OF TRUST

                            DATED SEPTEMBER 29, 1983

                                             Amendment dated April 16, 1984
                                             to the Declaration of Trust (the
                                             "Declaration") of Dean Witter U.S.
                                             Government Securities Trust (the
                                             "Trust") dated September 29, 1983.


WHEREAS, the Trust was established by the Declaration on the date hereinabove set forth under the laws of the Commonwealth of Massachusetts; and

WHEREAS, the Trustees of the Trust have deemed it advisable to provide that the shares of beneficial interest of the Trust shall be of $.01 par value, and to appoint a resident agent of the Trust in the Commonwealth of Massachusetts, such provisions to be effective on April 16, 1984.

NOW, THEREFORE, pursuant to Section 9.3 of the Declaration, the Trustees of the Trust hereby amend the Declaration as follows, to be effective on April 16, 1984.

     1. Section 6.1. of Article VI of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

     "SECTION 6.1. BENEFICIAL INTEREST. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest of $.01 par value. The number of such shares of beneficial interest authorized hereunder is unlimited. The Trustees may initially issue whole and fractional shares of a single class, each of which shall represent an equal proportionate share in the Trust with each other Share. The Trustees may divide or combine the shares into a greater or lesser number of shares without thereby changing the proportionate interests in the Trust. Subject to the provisions of
  Section 6.9 hereof, the Trustees may also authorize the creation of additional series of shares (the proceeds of which may be invested in separate, independently managed portfolios) and additional classes of shares within any series. All Shares issued hereunder including, without limitation, Shares issued in connection with a dividend in Shares or a split in Shares, shall be fully paid and nonassessable."

     2. Section 11.2 of Article XI of the Declaration is hereby amended so that that Section shall read in its entirety as follows:

     "SECTION 11.2. RESIDENT AGENT. The Prentice-Hall Corporation System, Inc., 84 State Street, Boston Massachusetts 02109 is the resident agent of the Trust in the Commonwealth of Massachusetts."

     3. The Trustees of the Trust hereby reaffirm the Declaration, as amended in all respects.

     4. This Amendment may be executed in more than one counterpart, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

  IN WITNESS WHEREOF, the undersigned, the Trustees of the Trust, have executed
  this instrument this 16th day of April    , 1984.


/s/  Irwin Friend                            /s/ John R. Haire
--------------------------                   --------------------------
Irwin Friend, as Trustee                     John R. Haire, as Trustee
and not individually                         and not individually
1250 Round Hill Road                         439 East 51st Street
Bryn Mawr, PA  19010                         New York, NY  10022


/s/ Andrew J. Melton, Jr.                    /s/ John J. Scanlon
--------------------------                   --------------------------
Andrew J. Melton, Jr., as                    John J. Scanlon, as
Trustee and not individually                 Trustee and not individually
Five World Trade Center                      2345 Redding Road
New York, NY  10048                          Fairfield, CT  06436


/s/ Albert T. Sommers                        /s/ Edward R. Telling
--------------------------                   --------------------------
Albert T. Sommers, as                        Edward R. Telling, as
Trustee and not individually                 Trustee and not individually
16 Bonnie Heights Road                       Sears, Roebuck & Company
Manhasset, NY  10030                         Sears Tower, 68th floor
                                             Dept. 902
                                             Chicago, IL 60684

STATE OF NEW YORK )
                  : ss.:
COUNTY OF NEW YORK)


          On this 16th day of April, 1984, IRWIN FRIEND, JOHN R. HAIRE, ANDREW
J. MELTON, JR., JOHN L. SCANLON, ALBERT T. SOMMERS and EDWARD R. TELLING, known to me and known to be the individuals described in and who executed the foregoing instrument, personally appeared before me and they severally acknowledged the foregoing instrument to be their free act and deed.



                                             /s/ Rodd M. Baxter
                                            ---------------------------
                                                Notary Public



My commission expires:

       [Notary Stamp]